SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Adjustable Rate U.S. Government Fund -- Class A
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance):1/5/88


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,040    $1,191       $1,439

T   =  Average Annual
       Total Return              4.01%      3.56%        4.76%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $532,931

Expense                                    $101,061

Reimbursement                    $0

Average shares                   11,090,276

NAV                              $10.17

Sales Charge                     3.25%

POP                              $10.51

Yield at POP                      4.29%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Adjustable Rate U.S. Government Fund -- Class B
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance):5/11/92


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      n/a       $1,000


ERV =  Ending Redeemable Value   $1,069         n/a    $1,078

T   =  Average Annual
       Total Return                6.86%     n/a        2.20%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $183,080

Expenses                         $53,901

Reimbursement                    $0

Average shares                   3,815,923

NAV                              $10.16

Maximum Contingent Deferred
    Sales Charge                 3.0%

Yield at NAV                     4.03%